Exhibit 99.1

Intellinetics Reports Third Quarter Results

COLUMBUS, OH – November 12, 2025 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the third quarter of 2025 and nine months ended September 30, 2025.

2025 Third Quarter Highlights

●	Software as a Service revenue increased 14.6% over the same period in 2024.

○	IntelliCloud Payables Automation continued its commercialization;

○	Management believes Payables Automation solutions will be the primary drivers of our SaaS growth going forward.

●	Professional services revenue decreased 28.0% from the same period in 2024.
●	Total Revenue decreased 12.8% from the same period in 2024.
●	Gross profit dollars decreased 6.5% from the same period in 2024, a function of volume, and gross profit margin percentage increased 4.45 from a favorable mix shift, as gross margin percentage rates remained stable in most revenue lines.
●	Net loss was $369,765, or $0.08 net loss per basic and fully diluted share, compared with a net loss of $392,850, or $0.09 net loss per basic and fully diluted share, for the same period in 2024.
●	Adjusted EBITDA was $104,783, compared to $479,537 from the same period in 2024. The change was due to infrastructure, including system security enhancements, and SaaS spending to promote growth.
●	All outstanding notes payable were prepaid in June; therefore no interest expense was recorded in the third quarter 2025.
●	Ended the quarter with approximately $3.2 million in cash.

	For the Quarter ended September 30,
	2025	2024

Revenues:
Software as a service	$1,608,253	$1,403,942
Software maintenance services	310,144	352,066
Professional services	1,881,975	2,613,564
Storage and retrieval services	201,073	220,053
Total revenues	4,001,445	4,589,625

James F. DeSocio, President & CEO of Intellinetics, stated, “The recovery in professional services, which we talked about in August at our Q2 filing, is underway. As we noted then, production is returning to historical levels and we have orders in hand that will keep production at historical levels well into Q2 2026. Further, we’re expanding our storage business to include a climate-controlled storage vault for microfilm and microfiche, which adds another strong margin revenue stream for us.”

“On the SaaS side, I’m bullish on accelerating our growth. Our target vertical markets of homebuilders and K-12 education faced headwinds the first part of the year, and, in spite of continued economic uncertainty, we are now seeing increased activity. Many of the challenges previously restricting our growth are now behind us. These markets appear ready to spend again. For example, we held a webinar for our payables automation customers in the K-12 education industry on October 22, and the reception exceeded our expectations with 67 attendees. More importantly, in the three weeks following this event, we’ve closed 19 orders originating from this webinar. In addition to these orders, we’ve closed a further 10 sales orders already in Q4. Between our two K-12 education partners, we have 4,000 targeted prospects for these products.”

“Between K-12 education and homebuilders alone, we believe material penetration of accounts with strategic partners over the next many years is eminently achievable. As reference accounts grow and share the story of driving efficiencies and a tremendous customer ROI, the sales cycle within each ecosystem will accelerate and take us to the next level, for which we have been preparing. We’ve come a very long way in recent years powered by our own cash flow generation, and I’m looking forward to achieving the next plateau, and beyond.” DeSocio concluded.

Summary – 2025 Third quarter Results

Revenues for the three months ended September 30, 2025 were $4,001,445, a decrease of 12.8%, as compared with $4,589,625 for the same period in 2024. This net decrease was driven by a 28.0% decrease in professional services revenues more than offsetting SaaS revenue growth of 14.6%.

Total operating expenses decreased 3.2% to $2,947,128, compared to $3,044,312, driven by reductions in our variable compensation programs and share-based compensation expense offsetting increases from our initiatives 1) in sales and marketing to grow the business and 2) to enhance our IT and control environment as part of our SOC2 compliance and preparing the organization for growth at scale. Loss from operations was $379,224 compared to loss from operations of $298,211 in the third quarter last year.

We reported a net loss of $369,765 compared to net loss of $392,850 for the same period in 2024. Basic and diluted net loss per share for the three months ended September 30, 2025 was $(0.08), compared to basic and diluted net loss per share of $(0.09) for the period ended September 30, 2024. Adjusted EBITDA was $104,783 compared to $479,537 in 2024.

Summary – 2025 Year-to-Date Results

Revenues for the nine months ended September 30, 2025 were $12,259,603, a decrease of 10.8% compared to $13,738,302 for the same period in 2024. This net decrease was driven by a 23.6% decrease in professional services revenues more than offsetting SaaS revenue growth of 12.3%. Total operating expenses increased 10.1% to $9,645,063 compared to $8,756,898. Our increased structural investments for growth and scale, particularly sales and marketing expansion, more than offset reductions in variable compensation and a share-based compensation expense decrease of $122,965 to $1,131,891. Loss from operations was $1,572,261, compared to loss from operations of $160,585 last year. Intellinetics reported a net loss of $1,664,920, or $(0.39) per basic and diluted share compared to net loss of $492,514, or $(0.12) per basic and diluted share, for the same period in 2024. Adjusted EBITDA was $208,945 compared to $1,851,116 in 2024.

2025 Outlook

Based on management’s current plans and assumptions, we expect 2025 revenues will be less than 2024 revenues, driven by weakness in professional services in the first three quarters of the year, however, we expect to still grow SaaS revenues and maintain positive Adjusted EBITDA. We anticipate fourth quarter 2025 SaaS revenues to be higher than fourth quarter 2024 SaaS revenues, and we further anticipate fiscal year 2026 SaaS revenues to exceed 2025 SaaS revenues. We are maintaining our previous expectation that 2025 Adjusted EBITDA will be reduced by more than half compared to fiscal year 2024, due to increased investments in sales and marketing intended to provide returns on those investments in late 2025 and beyond.

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can access the webcast through the Intellinetics website at https://ir.intellinetics.com/. Investors can also dial in to the webcast by calling (877) 407-8133 (toll-free) or (201) 689-8040. A replay of the call can also be accessed via phone through December 12, 2025 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13757114.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth; increased production and orders in professional services; increased sales and marketing efforts; future revenues, including the “2025 Outlook” for revenues and EBITDA; organic revenue growth from both new and existing customers; successful completion of existing orders; sales penetration with strategic distribution and reseller partners; customer returns on investment in our software solutions; market share, growth of our markets; sustainable profitability; the rollout and success of new products, including Payables Automation; continued growth of SaaS revenue; execution of our business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures; the effect of tariff uncertainty on our customers; challenges with hiring and maintaining a stable workforce; reductions in governmental funding of public education; our ability to execute on our business plan and strategy including our transition to a SaaS-based company, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, non-cash portion of share-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net (Loss) Income to Adjusted EBITDA

	For the Three Months Ended September 30,
	2025	2024
Net loss - GAAP	$(369,765)	$(392,850)
Interest expense, net	(9,459)	94,639
Depreciation and amortization	315,446	287,723
Share-based compensation	166,420	490,025
Transaction costs	2,141	-
Adjusted EBITDA	$104,783	$479,537

	For the Nine months Ended September 30,
	2025	2024
Net loss - GAAP	$(1,664,920)	$(492,514)
Interest expense, net	92,659	331,929
Depreciation and amortization	930,573	826,371
Share-based compensation	848,492	1,185,330
Transaction costs	2,141	-
Adjusted EBITDA	$208,945	$1,851,116

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues:
Software as a service	$1,608,253	$1,403,942	$4,727,526	$4,209,686
Software maintenance services	310,144	352,066	975,794	1,064,015
Professional services	1,881,975	2,613,564	5,939,909	7,776,312
Storage and retrieval services	201,073	220,053	616,374	688,289
Total revenues	4,001,445	4,589,625	12,259,603	13,738,302

Cost of revenues:
Software as a service	242,409	228,923	704,589	662,501
Software maintenance services	13,504	13,743	42,847	42,817
Professional services	1,119,255	1,492,131	3,214,568	4,179,336
Storage and retrieval services	58,373	108,727	224,797	257,335
Total cost of revenues	1,433,541	1,843,524	4,186,801	5,141,989

Gross profit	2,567,904	2,746,101	8,072,802	8,596,313

Operating expenses:
General and administrative	2,015,713	2,054,089	6,629,109	6,155,967
Sales and marketing	615,969	702,500	2,085,381	1,774,560
Depreciation and amortization	315,446	287,723	930,573	826,371

Total operating expenses	2,947,128	3,044,312	9,645,063	8,756,898

(Loss) income from operations	(379,224)	(298,211)	(1,572,261)	(160,585)

Interest income (expense), net	9,459	(94,639)	(92,659)	(331,929)

Net loss	$(369,765)	$(392,850)	$(1,664,920)	$(492,514)

Basic net loss per share:	$(0.08)	$(0.09)	$(0.39)	$(0.12)
Diluted net loss per share:	$(0.08)	$(0.09)	$(0.39)	$(0.12)

Weighted average number of common shares outstanding - basic	4,386,943	4,230,806	4,271,877	4,191,459
Weighted average number of common shares outstanding - diluted	4,386,943	4,230,806	4,271,877	4,191,459

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$3,222,179	$2,489,236
Accounts receivable, net	951,490	1,111,504
Accounts receivable, unbilled	715,773	1,296,524
Parts and supplies, net	110,077	100,561
Prepaid expenses and other current assets	500,461	476,731
Total current assets	5,499,980	5,474,556

Property and equipment, net	1,179,365	1,093,867
Right of use assets, operating	1,601,482	1,894,866
Right of use assets, finance	183,183	237,741
Intangible assets, net	3,027,215	3,399,029
Goodwill	5,789,821	5,789,821
Other assets	708,485	685,076
Total assets	$17,989,531	$18,574,956

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$260,714	$310,623
Accrued compensation	551,393	493,700
Accrued expenses	215,638	172,421
Lease liabilities, operating - current	844,277	842,468
Lease liabilities, finance - current	70,343	69,261
Deferred revenues	3,635,648	3,411,852
Notes payable - current	-	781,936
Notes payable - related party - current	-	515,512

Total current liabilities	5,578,013	6,597,773

Long-term liabilities:
Lease liabilities, operating - net of current portion	843,250	1,161,404
Lease liabilities, finance - net of current portion	131,628	184,024
Total long-term liabilities	974,878	1,345,428
Total liabilities	6,552,891	7,943,201

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,479,123 and 4,249,735 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	4,479	4,250
Additional paid-in capital	34,738,319	32,268,743
Accumulated deficit	(23,306,158)	(21,641,238)
Total stockholders’ equity	11,436,640	10,631,755
Total liabilities and stockholders’ equity	$17,989,531	$18,574,956

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(1,664,920)	$(492,514)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	930,573	826,371
Bad debt expense (recovery)	74,976	(3,780)
Loss on disposal of fixed assets	10,202	547
Amortization of deferred financing costs	42,052	142,091
Amortization of right of use assets, financing	54,558	53,140
Share-based compensation	1,131,891	1,254,856
Changes in operating assets and liabilities:
Accounts receivable	85,038	594,664
Accounts receivable, unbilled	580,751	171,600
Parts and supplies	(9,516)	21,243
Prepaid expenses and other current assets	(23,730)	(7,496)
Accounts payable and accrued expenses	51,001	628,685
Operating lease assets and liabilities, net	(22,961)	(7,765)
Deferred revenues	223,796	540,301
Total adjustments	3,128,631	4,214,457
Net cash provided by operating activities	1,463,711	3,721,943

Cash flows from investing activities:
Capitalization of internal use software	(344,075)	(302,396)
Purchases of property and equipment	(333,793)	(392,963)
Net cash used in investing activities	(677,868)	(695,359)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,797,106	-
Offering costs paid on issuance of common stock	(175,781)	-
Principal payments on financing lease liability	(51,314)	(45,577)
Payments to taxing authorities in connection with shares directly withheld from employees	(283,399)	(69,526)
Exercise of stock warrants	(12)	-
Repayment of notes payable	(807,331)	(1,307,169)
Repayment of notes payable - related parties	(532,169)	(317,831)
Net cash (used in) financing activities	(52,900)	(1,740,103)

Net increase in cash	732,943	1,286,481
Cash - beginning of period	2,489,236	1,215,248
Cash - end of period	$3,222,179	$2,501,729

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$74,425	$218,461
Cash paid during the period for income taxes	$19,563	$19,077

Supplemental disclosure of non-cash financing activities:
Right-of-use asset obtained in exchange for operating lease liability	$311,368	$-
Right-of-use asset obtained in exchange for finance lease liability	$-	$89,289